SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): January 10, 2001


                             SL GREEN REALTY CORP.
            (Exact name of Registrant as specified in its Charter)




                                   Maryland
                           (State of Incorporation)


          1-13199                                       13-3956775
(Commission File Number)                       (IRS Employer Id. Number)


                        420 Lexington Avenue                    10018
                         New York, New York                    (Zip Code)
            (Address of principal executive offices)

                                (212) 594-2700
             (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

     As previously announced on Form 8-K, on September 29, 2000, SL Green Realty Corp. ("SL Green") announced that it has signed an agreement to acquire various ownership and mortgage interests in the 913,000 square foot, 20-story office building at One Park Avenue ("One Park Avenue"), New York, New York.

     The purchase was consummated on January 10, 2001.

     The transaction One Park Avenue is located between 32nd and 33rd Streets in the Grand Central South sub-market of midtown Manhattan. The Property features large, 50,000 square foot floor plates. The leases on over 180,000 square feet on four floors of the Property expire in 2002. Currently, the in-place escalated rents for this space are $39 per square foot which is below the current market rate in the area. One Park Avenue has many prime tenants including Mt. Sinai and NYU Hospital Centers, Martin E. Segal & Company, Loews Corporation, and Coty Inc.

Item 7.  Financial Statements and Exhibits

(b)      Exhibits

               99.1.1 Form of Purchase and Sale Agreement, dated September 28,
                      2000, previously filed.


     The financial statements and pro forma financial information required by
     Item 7(a) and 7(b) are currently being prepared and it is therefore impractical to provide this information on the date hereof. The Company will file the required financial statements and information under cover of Form 8-K/A as soon as practicable but in no event later than 60 days after the date on which this Form 8-K was required to be filed.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SL GREEN REALTY CORP.



                                  By:   /s/ David J. Nettina
                                        ------------------------------------
                                        David J. Nettina
                                        President and Chief Operating Officer


Date:  January 10, 2001